EXHIBIT 3(ii).2

                          Bylaws of SHP















                             BYLAWS

                               OF

               SPECIALIZED HEALTH PRODUCTS, INC.
                       TABLE OF CONTENTS

                                                             Page

I.    OFFICES

Section 1.01.    Principal Office                               1
Section 1.02.    Other Offices                                  1

II.   MEETINGS OF SHAREHOLDERS

Section 2.01.    Place of Meetings                              1
Section 2.02.    Annual Meetings                                1
Section 2.03.    Special Meetings                               2
Section 2.04.    Adjourned Meetings and Notice Thereof          2
Section 2.05.    Voting                                         3
Section 2.06.    Quorum                                         3
Section 2.07.    Consent of Absentees                           3
Section 2.08.    Action Without Meeting                         4
Section 2.09.    Proxies                                        4
Section 2.10.    Meetings by Telecommunication                  4

III.  DIRECTORS

Section 3.01.    Powers                                         4
Section 3.02.    Number and Qualification of Directors          5
Section 3.03.    Election and Term of Office                    5
Section 3.04.    Vacancies                                      6
Section 3.05.    Place of Meeting                               6
Section 3.06.    Organization Meeting                           6
Section 3.07.    Other Regular Meetings                         6
Section 3.08.    Special Meetings                               6
Section 3.09.    Notice of Adjournment                          7
Section 3.10.    Waiver of Notice                               7
Section 3.11.    Quorum                                         7
Section 3.12.    Adjournment                                    8
Section 3.13.    Fees and Compensation                          8
Section 3.14.    Action Without Meeting                         8
Section 3.15.    Meeting by Telecommunication                   8
Section 3.16.    Loans to Directors                             8

IV.   OFFICERS

Section 4.01.    Officers                                       9
Section 4.02.    Election                                       9
Section 4.03.    Subordinate Officers, Etc.                     9
Section 4.04.    Removal and Resignation                        9
Section 4.05.    Vacancies                                      9
Section 4.06.    Chairperson of the Board                      10
Section 4.07.    President                                     10
Section 4.08.    Vice-President                                10
Section 4.09.    Secretary                                     10

V.    MISCELLANEOUS

Section 5.01.    Record Date and Closing Stock Books           11
Section 5.02.    Inspection of Corporate Records               11
Section 5.03.    Checks, Drafts, Etc.                          12
Section 5.04.    Contract, Etc., How Executed                  12
Section 5.05.    Certificate of Stock                          12
Section 5.06.    Representation of Shares of Other
                 Corporations                                  12
Section 5.07.    Loans and Encumbrances                        13

VI.   AMENDMENTS

Section 6.01.    Power of Shareholders                         13
Section 6.02.    Power of Directors                            13

                             BYLAWS

                               OF

               SPECIALIZED HEALTH PRODUCTS, INC.



                           ARTICLE I

                            OFFICES

     Section 1.01. Principal Office. The principal office for the transaction of the business of the corporation shall be located in Bountiful, County of Davis, Utah. The board of directors is hereby granted full power and authority to change, from time to time, said principal office from one location to another in said county.

     Section 1.02. Other Offices. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.


                           ARTICLE II

                    MEETINGS OF SHAREHOLDERS

     Section 2.01. Place of Meetings. All meetings of share holders shall be held either at the principal office of the corporation or at any other place within or without the State of Utah which may be designated either by the board of directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

     Section 2.02. Annual Meetings. The annual meetings of shareholders shall be held on the third Wednesday of April of each year at 12:00 o'clock p.m., except as otherwise may be annually determined by the board of directors, provided, however, that should said day fall upon a legal holiday, then any such annual meeting shall be held on the next succeeding business day. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed

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to such shareholder at shareholder's address appearing on the books of the corporation or given by shareholder to the corporation for the purpose of notice. Notice is excused and need not be given to any shareholder to whom: (1) a notice of two consecutive annual meetings, and all notices of meetings or the taking of actions by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed to the shareholder's address as shown on the records of the corporation, and have been returned undeliverable; or (2) at least two payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the address of the shareholder on the corporate records, and have been returned as undeliverable. If a shareholder to whom notice is excused delivers to the corporation a written notice setting forth the shareholder's current address, or if another address for the shareholder is otherwise made known to the corporation, the requirement that notice be given to the shareholder is reinstated. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

     Section 2.03. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president, the vice-president, the board of directors, or if the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting make a written demand for the meeting to the corporation's secretary. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, a description of the purpose or purposes of the meeting.

     Section 2.04. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

       If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. However, notice must be given in the manner provided in Section 2.02 of these Bylaws if the adjournment is for more than 30 days or a new record date for the adjourned meeting is or must be fixed.

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     Section 2.05.  Voting.  Unless a record date for voting
purposes be fixed as provided in Section 5.01 of these Bylaws then, but subject to the provisions of Section 16-10a-707 of the Utah Code, only persons in whose names shares entitled to vote standing on the stock records of the corporation on the day thirty (30) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, unless otherwise specifically required by law or the Articles of Incorporation or the Bylaws of this corporation, and if a quorum exists at the meeting, action on any matter, other than election of directors, is approved if the votes cast in favor of the matter exceed votes cast against the matter.

     Every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or to distribute such shareholder's votes on the same principle among as many candidates as shareholder shall think fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
     [Note: There will be no cumulative voting unless the Articles so provide.]

     Section 2.06. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.07. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 2.08. Action Without Meeting. Any action which under any provision of the Utah Revised Business Corporation Act may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing filed with the secretary of the corporation signed by the number of shareholders that would be necessary to authorize or to take action at such a meeting. However, directors cannot be elected in an action without a meeting unless shareholder consent for such a meeting is unanimous.

     Section 2.09. Proxies. A shareholder may vote in person or by proxy. A proxy may be appointed by: (1) signing an appointment form either personally or by the shareholder's attorney-in-fact; or (2) transmitting a written statement of appointment to the proxy, the proxy's agent, or to the corporation, provided the transmission contains written evidence that shows the shareholder authorized the transmission of the appointment.

     Section 2.10. Meetings by Telecommunication. Any annual or special meeting of the shareholders may be conducted through the use of any means of communication that allows persons participat ing in the meeting to hear one another.


                          ARTICLE III

                           DIRECTORS

     Section 3.01. Powers. Subject to limitation of the Articles of Incorporation, of the Bylaws, and of the Utah Revised Business Corporation Act as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

          (a) To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the Bylaws, fix their compen sation, and require from them security for faithful service.

          (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regula tions therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

          (c) To change from time to time the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section
1.01 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Utah as provided in Section 1.02 hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certifi cates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

          (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporation name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothe cations or other evidence of debt and securities therefor.

          (f) To appoint an executive committee and other com mittees, and to delegate to the executive committee any of the powers and authority of the board in the management of the busi ness and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of two or more directors.

     Section 3.02. Number and Qualification of Directors. The authorized maximum number of directors of the corporation shall be seven and the minimum number of directors of the corporation shall be five until changed by amendment of the Articles of Incorporation duly adopted by the shareholders or by a Bylaw amending this Section 3.02.

     [Note: The number of directors can be a range of numbers. Before shares are issued there need be only one director. After shares are issued the number of directors must be at least equal to the lesser of three directors or the number of shareholders.]

     Section 3.03. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

     Section 3.04. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, by a sole remaining director, or by the shareholders, and each director so elected shall hold office until the director's successor is elected at an annual or a special meeting of the shareholders.

     A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the direc tors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3.05. Place of Meeting. Meetings of the board of directors shall be held at any place within or without the State of Utah which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation.

     Section 3.06. Organization Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

     Section 3.07. Other Regular Meetings. Other regular meet ings of the board of directors are hereby dispensed with and all business conducted by the board of directors shall be conducted at special meetings.

     Section 3.08. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by any vice-president or by any two directors.

     Notice of the time and place of special meetings may be accomplished by any of the following methods: (a) written notice delivered personally to each director; (b) written notice sent to each director by mail or by other form of written communication, charges prepaid, addressed to director at director's address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable at the place in which the meetings of directors are regularly held; or
(c) verbal notice by telephone or in-person communication. In case notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In the case of written or verbal notice delivered personally or by telephone as above provided, it shall be so delivered or communicated at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, communicating or delivering as above provided shall be due, legal and personal notice to such director.

     Section 3.09. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 3.10. Waiver of Notice. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.
The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.11. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter pro vided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

     Section 3.12. Adjournment. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular or special meeting of the board.

     Section 3.13. Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any direc tor from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensa tion therefor.

     Section 3.14. Action Without Meeting. Any action required or permitted to be taken by the board of directors under any provision of the Utah Revised Business Corporation Act and under these Bylaws may be taken without a meeting if all of the directors of the corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the board of directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

     Section 3.15. Meeting by Telecommunication. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the Board or committee by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in a meeting under this Section shall constitute presence in person at the meeting.

     Section 3.16. Loans to Directors. The corporation shall not make loans to a director or directors unless the transaction is: (1) approved by the majority of non-interested directors after the required disclosure has been made; (2) approved by the majority of shareholders where a quorum is present and after the required disclosure has been made; or (3) the terms of the loan, at the time of commitment, are fair and reasonable to the corporation.

                           ARTICLE IV

                            OFFICERS

     Section 4.01. Officers. The officers of the corporation shall be a president, vice-president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03. Any person may hold any or all offices.

     Section 4.02. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05, shall be chosen annually by the board of directors, and each shall hold office until the officer shall die, resign or be removed or otherwise disqualified to serve, or officer's successor shall be elected and qualified.

     Section 4.03. Subordinate Officers, Etc. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

     Section 4.04. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the direc tors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by an officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secre tary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 4.06. Chairperson of the Board. The chairperson of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the board of directors or prescribed by the Bylaws.

     Section 4.07. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. The president shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. The president shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws. Specifically, the president shall have full corporate power and authority to negotiate and enter into an agreement to purchase intellectual property from Sharp-Trap, Inc., a Michigan corporation, and/or Rick Sawaya, M.D.

     Section 4.08. Vice-President. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws. Specifically, the vice-president shall have full corporate power and authority to negotiate and enter into an agreement to purchase intellectual property from Sharp-Trap, Inc., a Michigan corporation, and/or Rick Sawaya, M.D.

     Section 4.09. Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or repre sented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the princi pal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certifi cates issued for the same, and the number and date of cancella tion of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all of the meetings of the shareholders and of the board of directors required by the Bylaws or by law to be given (provided, however, that in the event of the absence or disability of the secretary, such notice may be given by any other officer of the corporation), and the secretary shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

                           ARTICLE V

                         MISCELLANEOUS

     Section 5.01. Record Date and Closing Stock Books. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be no more than fifty
(50) days prior to the date of the meeting or event for the pur poses of which it is fixed. When a record date is so fixed, only shareholders of record of that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     The board of directors may close the books of the corpora tion against transfers of shares during the whole or any part of a period not more than fifty (50) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vest, or the effective date of any change, conversion or exchange of shares.

     [Note: The record date is set by the board and can be more than 50 days.]

     Section 5.02. Inspection of Corporate Records. The share register or duplicate share register, the books of account, the bylaws, and minutes of proceedings of the shareholders and the board of directors and of executive committees of directors shall be open to inspection upon at least five days written notice by any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to the shareholder's interests as a shareholder, or as the holder of such voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders' meeting of ten percent (10%) of the shares represented at the meeting. Such inspection may be made in person or by agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.

     Section 5.03. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corpora tion, shall be signed or endorsed by the treasurer and/or by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     Section 5.04. Contract, Etc., How Executed. The board of directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     Section 5.05. Certificate of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary, or by a facsimile of the signature of the president and the written signatures of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Certificates for shares may be issued prior to full payments under such restrictions and for such purposes as the board of directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     Section 5.06. Representation of Shares of Other Corpora tions. The president or any vice-president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corpo ration in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 5.07. Loans and Encumbrances. No loan or advance shall be contracted on behalf of the corporation, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability, unless and except as author ized by the board of directors. Any such authorization may be general or confined to specific instances.


                           ARTICLE VI

                           AMENDMENTS

     Section 6.01. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

     Section 6.02. Power of Directors. Subject to the right of shareholders as provided in Section 6.01 to adopt, amend or repeal Bylaws, Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.
                    CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Specialized Health Products, Inc., a Utah corporation; and

     2. That the foregoing Bylaws, comprising thirteen (13) pages, constitute the original Bylaws of said corporation as duly adopted at the Organizational Meeting of the incorporators, duly held on November 19, 1993.



                                        /s/ Secretary